UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

BigBear.ai Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40031	85-4164597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7950 Jones Branch Drive, First Floor, North Tower

McLean, VA 22102

(Address of principal executive offices) (Zip Code)

(410) 312-0885

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BBAI	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BBAI.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of BigBear.ai Holdings, Inc. (the “Company”) approved and adopted effective December 1, 2025 amendments to the Company’s existing Bylaws (as so amended, the “Amended and Restated Bylaws”) to, among other things:

(i)

amend the voting standard for all matters submitted to the stockholders, other than the election of directors, to the affirmative vote of the holders of majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter, unless otherwise provided by applicable law, rule or regulation (including the rules of any stock exchange on which the Company’s shares are listed and traded), by the Company’s certificate of incorporation, as amended from time to time, or the Amended and Restated Bylaws;

(ii)

address the universal proxy rules adopted by the U.S. Securities and Exchange Commission, by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements;

(iii)

clarify and enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings, including, without limitation, by requiring additional background information and disclosures regarding nominating or proposing stockholders and other persons related to a stockholder’s solicitation of proxies, and prohibiting a stockholder from nominating a greater number of director candidates than are subject to election by stockholders at the applicable meeting;

(iv)	require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white; and

(v)	make other technical, conforming, modernizing and clarifying amendments.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on December 1, 2025 (the “Special Meeting”). Present at the Special Meeting in person or by proxy were holders of 239,638,367 shares of common stock of the Company, representing 54.9% of the voting power of the shares of common stock of the Company as of the close of business on October 14, 2025, the record date for the Special Meeting, and constituting a quorum for the transaction of business. At the Special Meeting, the Company’s stockholders took the following actions:

1. The Company’s stockholders voted to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 500,000,000 to 1,000,000,000 (“Proposal 1”), by a vote of 191,584,812 shares of common stock for, 44,535,884 shares of common stock against and 3,517,671 shares of common stock abstaining. There were no broker non-votes in connection with this proposal.

2. The Company’s stockholders voted to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve Proposal 1, by a vote of 199,352,170 shares of common stock for, 31,433,323 shares of common stock against and 8,852,874 shares of common stock abstaining. There were no broker non-votes in connection with this proposal.

Based on the votes cast prior to adjournment and the approval of the adjournment proposal described above, the Company adjourned the Special Meeting with respect to Proposal 1. The Special Meeting was adjourned until December 5, 2025 at 11:00 a.m. ET and will be reconvened virtually at https://www.cstproxy.com/bigbearai/sms2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of BigBear.ai Holdings, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 1, 2025

BIGBEAR.AI HOLDINGS, INC.

By:	/s/ Carolyn Blankenship
Name:	Carolyn Blankenship
Title:	General Counsel and Secretary